Exhibit 99.1

Hyperfine, Inc. Reports Fourth Quarter and Full Year 2024 Financial Results

GUILFORD, Connecticut, March 17, 2025 (GLOBE NEWSWIRE) – Hyperfine, Inc. (Nasdaq: HYPR), the groundbreaking health technology company that has redefined brain imaging with the first FDA-cleared AI-powered portable magnetic resonance (MR) brain imaging system—the Swoop® system—today announced fourth quarter and full year 2024 financial results and provided a business update.

“I am pleased with the many milestones we achieved in the fourth quarter of 2024. These set the stage well for us to execute on our expansion plan, drive accelerated growth across multiple sites of care globally and meaningfully reduce cash burn in 2025,” said Maria Sainz, Chief Executive Officer and President of Hyperfine, Inc. “This year, we are planning two AI-powered software launches, with image quality approaching that of high-field. 2025 will be a tale of two halves, starting the year with commercial activity mainly in our U.S. critical care business and by the end of the year, we expect to be actively selling into several sites of care in the hospital setting, neurology offices and into more international markets.”

Recent Achievements and Business Highlights

•
Strengthened our financial profile by completing a reorganization to lower our operating costs and raising $6.0 million through a registered direct offering to extend our cash runway, which is now expected to enable us to conduct our planned operations until the end of 2026.
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Accreditation guidelines published by the Intersocietal Accreditation Commission (IAC) including ultra-low-field MRI technology and allowing accredited facilities to qualify for reimbursement from the US Centers for Medicare & Medicaid Services (CMS).
•
Obtained CE and UKCA Mark approval of 9th generation AI-powered brain imaging software with enhanced speed. The Swoop® system is now available in five European language configurations (English, German, Spanish, Italian, and French).
•
Expanded global market reach with new distribution partnerships and exited 2024 with 13 distribution partners covering Canada and several countries across Europe, Asia Pacific, and the Middle East.
•
High exposure at leading conferences with one presentation at the Clinical Trials on Alzheimer’s Disease (CTAD) conference, 11 presentations at the Radiological Society of North America (RSNA), and two presentations recently at the 2025 International Stroke Conference, including subsets of ACTION PMR and CARE PMR study data.

Fourth Quarter 2024 Financial Results

•
Revenues for the fourth quarter of 2024 were $2.32 million, compared to $2.69 million in the fourth quarter of 2023.
•
Hyperfine, Inc. sold nine commercial Swoop® systems in the fourth quarter of 2024, compared to seven in the fourth quarter of 2023.
•
Gross margin for the fourth quarter of 2024 was $0.8 million, compared to $1.03 million in the fourth quarter of 2023.
•
Research and development expenses for the fourth quarter of 2024 were $5.11 million, compared to $5.96 million in the fourth quarter of 2023.
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Sales, marketing, general, and administrative expenses for the fourth quarter of 2024 were $6.49 million, compared to $6.70 million in the fourth quarter of 2023.
•
Net loss for the fourth quarter of 2024 was $10.39 million, equating to a net loss of $0.14 per share, as compared to a net loss of $10.68 million, or a net loss of $0.15 per share, for the fourth quarter of 2023.

Full Year 2024 Financial Results

•
Revenues for the full year 2024 were $12.89 million, up 17%, compared to $11.03 million in 2023.
•
Hyperfine, Inc. sold 48 commercial Swoop® systems in 2024, compared to 37 in 2023.
•
Gross margin for the full year 2024 was $5.89 million, compared to $4.76 million in 2023, and representing 46% gross margin in 2024, compared to 43% gross margin in 2023.

•
Research and development expenses for the full year 2024 were $22.50 million, compared to $22.49 million in 2023.
•
Sales, marketing, general, and administrative expenses for the full year 2024 were $26.61 million, compared to $30.38 million in 2023.
•
Net loss for the full year 2024 was $40.72 million, equating to a net loss of $0.56 per share, as compared to a net loss of $44.24 million, or a net loss of $0.62 per share, for 2023.
•
Cash and cash equivalents totaled $37.64 million as of December 31, 2024.

2025 Financial Guidance

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Management expects revenue for the first half of 2025 to be approximately $6 million. Management expects annual revenue growth for the full year 2025 to be 20% to 30% over 2024.
•
Management expects cash burn for the full year 2025 to be approximately $25 to 27 million, representing a 32% decline at the midpoint as compared to 2024.

Conference Call

Hyperfine, Inc. will host a conference call at 1:30 p.m. PT/ 4:30 p.m. ET on Monday, March 17, 2025, to discuss its fourth quarter and full year 2024 financial results and provide a business update. Those interested in listening should register online by visiting https://investors.hyperfine.io/. and clicking on News & Events. Participants are encouraged to register more than 15 minutes before the start of the call. A live and archived audio webcast will be available through the Investors page of Hyperfine, Inc.’s corporate website at https://investors.hyperfine.io/.

About Hyperfine, Inc. and the Swoop® Portable MR Imaging® System

Hyperfine, Inc. (Nasdaq: HYPR) is the groundbreaking health technology company that has redefined brain imaging with the Swoop® system—the first U.S. Food and Drug Administration (FDA)-cleared, portable, ultra-low-field, magnetic resonance brain imaging system capable of providing imaging at multiple points of professional care. The mission of Hyperfine, Inc. is to revolutionize patient care globally through transformational, accessible, clinically relevant diagnostic imaging. Founded by Dr. Jonathan Rothberg in a technology-based incubator called 4Catalyzer, Hyperfine, Inc. scientists, engineers, and physicists developed the Swoop® system out of a passion for redefining brain imaging methodology and how clinicians can apply accessible diagnostic imaging to patient care. For more information, visit hyperfine.io.

The Swoop® Portable MR Imaging® system is FDA cleared for brain imaging of patients of all ages. It is a portable, ultra-low-field magnetic resonance imaging device for producing images that display the internal structure of the head where full diagnostic examination is not clinically practical. When interpreted by a trained physician, these images provide information that can be useful in determining a diagnosis. The Swoop® system also has CE Mark in the European Union and UKCA Mark in the United Kingdom. The Swoop® system is commercially available in a select number of international markets.

Hyperfine, Swoop, and Portable MR Imaging are registered trademarks of Hyperfine, Inc.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Actual results of Hyperfine, Inc. (the “Company”) may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations about the Company’s financial and operating results, including, the Company’s expected revenue and cash burn for the full year 2025, the Company’s cash runway, the Company’s goals and commercial plans, including the Company’s plans to expand internationally and in new sites of care, the Company’s stroke observational clinical study and Alzheimer’s feasibility study, the benefits of the Company’s products and services, progress on improvements and advancements in the Company’s products and services, and the Company’s future performance, including its financial performance, and its ability to implement its strategy. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to:

the success, cost and timing of the Company’s product development and commercialization activities, including the degree that the Swoop® system is accepted and used by healthcare professionals; the ability to maintain the listing of the Company’s Class A common stock on the Nasdaq Stock Market LLC; the Company’s ability to grow and manage growth profitably and retain its key employees; changes in applicable laws or regulations; the ability of the Company to raise financing in the future; the ability of the Company to obtain and maintain regulatory clearance or approval for its products, and any related restrictions and limitations of any cleared or approved product; the ability of the Company to identify, in-license or acquire additional technology; the ability of the Company to maintain its existing or future license, manufacturing, supply and distribution agreements and to obtain adequate supply of its products; anticipated National Institutes of Health funding pressures; the expected effect from U.S. export controls and tariffs; the ability of the Company to compete with other companies currently marketing or engaged in the development of products and services that the Company is currently marketing or developing; the size and growth potential of the markets for the Company’s products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of the Company’s products and services and reimbursement for medical procedures conducted using the Company’s products and services; the Company’s ability to successfully complete and generate positive data from the ACTION PMR study and the CARE PMR study; the Company’s ability to generate clinical evidence of the benefits of the Company’s products and services and to progress on product advancements and improvements; the Company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing; the Company’s financial performance; and other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission, including those under “Risk Factors” therein. The Company cautions readers that the foregoing list of factors is not exclusive and that readers should not place undue reliance upon any forward-looking statements which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Investor Contact
Webb Campbell
Gilmartin Group LLC
webb@gilmartinir

HYPERFINE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(Unaudited)

	December 31,
	2024	2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$37,645	$75,183
Restricted cash	28	621
Accounts receivable, less allowance of $651 and $321 in 2024 and 2023, respectively	5,956	3,189
Unbilled receivables	2,349	942
Inventory	5,832	6,582
Prepaid expenses and other current assets	1,900	2,391
Due from related parties	—	—
Total current assets	$53,710	$88,908
Property and equipment, net	3,122	2,999
Other long term assets	2,069	2,292
Total assets	$58,901	$94,199
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,607	$1,214
Deferred grant funding	28	621
Deferred revenue	1,460	1,453
Due to related parties	61	61
Accrued expenses and other current liabilities	5,573	5,419
Total current liabilities	$8,729	$8,768
Long term deferred revenue	1,054	968
Other noncurrent liabilities	78	64
Total liabilities	$9,861	$9,800

STOCKHOLDERS' EQUITY:
Class A Common stock, $.0001 par value; 600,000,000 shares authorized; 58,076,261 and 56,840,949 shares issued and outstanding at December 31, 2024 and 2023, respectively	5	5
Class B Common stock, $.0001 par value; 27,000,000 shares authorized; 15,055,288 shares issued and outstanding at December 31, 2024 and 2023	2	2
Additional paid-in capital	343,475	338,114
Accumulated deficit	(294,442)	(253,722)
Total stockholders' equity	$49,040	$84,399
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$58,901	$94,199

HYPERFINE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Sales
Device	$1,743	$2,076	$10,450	$8,746
Service	578	610	2,440	2,286
Total sales	$2,321	$2,686	$12,890	$11,032
Cost of sales
Device	$1,107	$1,142	$5,387	$4,463
Service	388	510	1,612	1,812
Total cost of sales	$1,495	$1,652	$6,999	$6,275
Gross margin	826	1,034	5,891	4,757
Operating Expenses:
Research and development	$5,105	$5,962	$22,499	$22,493
General and administrative	4,133	4,173	17,494	20,276
Sales and marketing	2,353	2,528	9,122	10,103
Total operating expenses	11,591	12,663	49,115	52,872
Loss from operations	$(10,765)	$(11,629)	$(43,224)	$(48,115)
Interest income	$436	$922	$2,492	$3,842
Other income (expense), net	(61)	23	12	35
Loss before provision for income taxes	$(10,390)	$(10,684)	$(40,720)	$(44,238)
Provision for income taxes	—	—	—	—
Net loss and comprehensive loss	$(10,390)	$(10,684)	$(40,720)	$(44,238)
Net loss per common share attributable to common stockholders, basic and diluted	$(0.14)	$(0.15)	$(0.56)	$(0.62)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	72,990,908	71,724,900	72,413,541	71,316,424

HYPERFINE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Cash flows from operating activities:
Net loss	$(10,390)	$(10,684)	$(40,720)	$(44,238)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	234	263	1,009	1,054
Stock-based compensation expense	1,054	1,288	4,362	4,741
Write-off of equipment	59	176	215	224
Other	(17)	—	(11)	25
Changes in assets and liabilities	—	—
Accounts receivable	844	(752)	(2,767)	(1,086)
Unbilled receivables	(85)	(260)	(1,407)	(488)
Inventory	1,141	285	562	(2,209)
Prepaid expenses and other current assets	102	486	(222)	1,496
Due from related parties	—	—	—	48
Prepaid inventory	—	(693)	693	(412)
Other long term assets	334	(362)	325	(220)
Accounts payable	189	304	382	533
Deferred grant funding	(191)	73	(593)	(123)
Deferred revenue	(4)	(119)	93	(483)
Due to related parties	8	13	—	61
Accrued expenses and other current liabilities	(1,632)	34	(683)	(742)
Operating lease liabilities, net	(3)	10	(5)	10
Net cash used in operating activities	$(8,357)	$(9,938)	$(38,767)	$(41,809)
Cash flows from investing activities:
Purchases of property and equipment	(8)	(258)	(383)	(804)
Net cash used in investing activities	$(8)	$(258)	$(383)	$(804)
Cash flows from financing activities:
Proceeds from exercise of stock options	11	28	171	174
Proceeds from shares issued under “at-the-market” offering program, net of selling costs	43	—	848	—
Net cash provided by financing activities	$54	$28	$1,019	$174
Net decrease in cash and cash equivalents and restricted cash	(8,311)	(10,168)	(38,131)	(42,439)
Cash, cash equivalents and restricted cash, beginning of period	45,984	85,972	75,804	118,243
Cash, cash equivalents and restricted cash, end of period	$37,673	$75,804	$37,673	$75,804
Reconciliation of cash, cash equivalents, and restricted cash reported in the balance sheets
Cash and cash equivalents	$37,645	$75,183	$37,645	$75,183
Restricted cash	28	621	28	621
Total cash, cash equivalents and restricted cash	$37,673	$75,804	$37,673	$75,804
Supplemental disclosure of cash flow information:
Cash received from exchange of research and development tax credits	$—	$519	$—	$519
Supplemental disclosure of noncash information:
Unpaid purchase of property and equipment	$194	$(51)	$765	$3